5 December 2018 Combination of Mereo BioPharma and OncoMed Pharmaceuticals Exhibit 99.2

Disclaimer Mereo BioPharma Group plc No Offer or Solicitation   This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction, in each case in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and applicable European or UK, as appropriate, regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.   Additional Information   Important Additional Information Will be Filed with the SEC   Mereo will file with the SEC a Registration Statement on Form F-4 containing the proxy statement/prospectus of OncoMed that also constitutes a prospectus of Mereo (the “proxy statement/prospectus”) and other documents concerning the proposed merger with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF MEREO AND ONCOMED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEREO, ONCOMED, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC on Mereo’s website at www.mereobiopharma.com (for documents filed with the SEC by Mereo) or on OncoMed’s website at www.oncomed.com (for documents filed with the SEC by OncoMed).     Participants in the Solicitation   Mereo, Oncomed and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Mereo and OncoMed, respectively in connection with the proposed merger. Stockholders may obtain information regarding the names, affiliations and interests of OncoMed’s directors and officers in OncoMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 8, 2018, and its definitive proxy statement on Schedule 14A for the 2018 annual meeting of stockholders, which was filed with the SEC on April 27, 2018. To the extent the holdings of OncoMed’s securities by the Company’s directors and executive officers have changed since the amounts set forth in OncoMed’s proxy statement for its 2018 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the names, affiliations and interests of Mereo’s directors and officers is contained in Mereo’s Annual Report for the fiscal year ended December 31, 2017 and can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, OncoMed’s website at www.oncomed.com and Mereo’s website at www.mereobiopharma.com.

FORWARD LOOKING STATEMENTS Mereo BioPharma Group plc Forward-Looking Statements   This communication contains “forward-looking statements”. All statements other than statements of historical fact contained in this report are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to obtain applicable stockholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transaction; failure to realize anticipated benefits of the proposed transaction; risks relating to unanticipated costs, liabilities or delays of the transaction; failure or delays in research and development programs; unanticipated changes relating to competitive factors in the companies’ industry; risks relating to expectations regarding the capitalization, resources and ownership structure of the combined organizations; the availability of sufficient resources for combined company operations and to conduct or continue planned clinical development programs; the outcome of any legal proceedings related to the merger; risks related to the ability to correctly estimate operating expenses and expenses associated with the merger; risks related to the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations; risks related to the changes in market prices of the shares of OncoMed’s common stock or Mereo’s ordinary shares relative to the exchange ratio; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties; changes in law or regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies and their business; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and other judgments.   All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in OncoMed’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by OncoMed and Mereo’s with the United States Securities and Exchange Commission (the “SEC”) and those described in Mereo’s annual reports, relevant reports and other documents published from time to time by Mereo. We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Key Transaction TERMS 40.1cm wide 20 pre-set page layouts for use under “Home” / Layout 21.2cm high Upfront Stock Consideration Issuance of new Mereo shares (in the form of newly registered ADRs) to OncoMed shareholders Ownership split on completion 75% Mereo / 25% OncoMed shareholders(1) Consideration represents a total value of $57 million and a 34% premium to OncoMed’s total market cap as of market close on 4 Dec 2018 Contingent Value Rights TIGIT: Issuance of additional Mereo ADRs if OncoMed’s partner Celgene exercises its opt in right on the TIGIT program before 31 Dec 2019 Value to OncoMed shareholders will represent 100% of net Celgene milestone payment actually received – $35m in Celgene contract Number of Mereo ADRs to be issued calculated based on prevailing Mereo share price following milestone announcement(2) NAVI: Cash payment of 70% of the net proceeds of any milestones received by Mereo in relation to NAVI for 5 years following completion Subject to a cap of approximately $80 million Based on the total number of Mereo ordinary shares currently outstanding and subject to an adjustment mechanism based on target OncoMed cash balance of $38 million at closing New ADRs to be issued at completion or pursuant to the TIGIT CVRs will be subject to a total dilution cap such that they do not represent more than 66.7% of Mereo’s issued share capital prior to completion (or equivalently, 40% of the enlarged share capital) Combined company will operate as Mereo BioPharma Management & Governance Mereo’s CEO, Denise Scots-Knight, and existing management team will lead combined company Board of directors will include 8 existing Mereo board members (including chair) and 2 new members from OncoMed London, UK headquarters and US operational base in Redwood City, California Approvals & Closing Transaction has been unanimously approved by the Board of Directors of each company Expected closing in H1 2019, subject to OncoMed shareholder approval

OVERVIEW OF ONCOMED

OncoMed Overview

- Clinical stage biopharmaceutical company focused on discovering and developing novel anti-cancer therapeutics
- Headquartered in Redwood City, California
- Currently has three therapeutic candidates in clinical development (Phase 1/1b)
- Extensive experience in administrative, regulatory and clinical project management
- Established partnership with Celgene Corp
- Net cash of $70.9 million as of 30 Sep 2018

Key Product Overview & Pipeline

- **Navicixizumab** ("NAVI"): bispecific monoclonal antibody that targets and inhibits both Delta-like ligand 4 and vascular endothelial growth factor
- **Etigilimab** ("anti-TIGIT"): antibody that targets the T-cell immunoreceptor with immunoglobulin and ITIM domains (TIGIT), an inhibitory receptor that is thought to stop T-cells from attacking tumor cells
- **GITRL-Fc** ("GITRL"): member of the tumor necrosis factor family of ligands and functions to activate the co-stimulatory receptor GITR to enhance T-cell modulated immune responses

Product Candidate	Pre-Clinical	Phase 1A	Phase 1B	Current Status
Navicixizumab (NAVI)	Phase 1			• Phase 1B clinical trial under way
Etigilimab (anti-TIGIT)	Phase 1A			• Phase 1a and 1b underway • Potential to realize $35m milestone from Celgene
GITRL-Fc Trimer (GITRL)	Phase 1A			• Phase 1a data due in 2019

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Strategic Rationale for the Combination 40.1cm wide 20 pre-set page layouts for use under “Home” / Layout 21.2cm high Three phase 2 readouts in core orphan products in 2019 (Mereo’s BPS-804 and MPH-966) Potential partnerships of Mereo’s BCT-197 and BGS-649 programs Potential partnership of OncoMed’s navicixizumab Ongoing Celgene collaboration with an option to license OncoMed’s etigilimab Extends Mereo’s operational runway into 2020 Pro-forma combined cash balance of $115.5 million as of 30 September 2018 Opportunity to further extend through partnering or etigilimab option exercise Increased liquidity for shareholders More diversified, global shareholder base US institutional specialist healthcare investors Two new biopharma industry-experienced independent non-executive directors Combined expertise in product development and regulatory affairs UK headquarters in London US operational base in Redwood City, California Combined portfolio of seven assets with near-term value catalysts Strong combined cash position US and UK stock market listing Enhanced team, capabilities and infrastructure

MANAGEMENT & GOVERNANCE

Industry Leading Management Expertise

	Executive	Select Experience
	**Dr. Denise Scots-Knight** Chief Executive Officer	phase4 partners; Amersham Biosciences; Rothschild Asset Management
	**Richard Jones** Chief Financial Officer	Investec; SHIELD Therapeutics PLC
	**Dr. Alastair MacKinnon** Chief Medical Officer	phase4 partners; NOMURA; The Royal College of Surgeons of Edinburgh
	**Charles Sermon** General Counsel	phase4 partners; NOMURA; Freshfields
	**John Richard** Head of Corporate Development	phase4 partners; NOMURA; SEQUUS Pharmaceuticals, Inc.
	**Wills Hughes-Wilson** Head of Patient Access & Commercial Planning	sobi Swedish Orphan Biovitrum; SANOFI GENZYME

Enlarged Group Board of Directors

Mereo board will be expanded to include two of OncoMed's directors

Mereo BioPharma

	**Dr. Peter Fellner** *Chairman*		**Dr. Denise Scots-Knight** *Executive Director* *CEO and Co-Founder*
	**Richard Jones** *Executive Director* *CFO*		**Dr. Anders Ekblom** *Non –Executive Director*
	**Dr. Frank Armstrong** *Non –Executive Director*		**Peter Bains** *Non –Executive Director*
	**Kunal Kashyap** *Non –Executive Director*		**Paul Blackburn** *Non –Executive Director*

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OncoMed Pharmaceuticals

	**Deepa R. Pakianathan** *Non –Executive Director*		**Michael Wyzga** *Non –Executive Director*

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Product Candidate Indication Phase 1 Phase 2a Phase 2b Last Milestone Next Anticipated Milestones BPS-804 (setrusumab) Osteogenesis Imperfecta Phase 2b initiated MPH-966 (alvelestat) Severe Alpha-1 Antitrypsin Deficiency Positive Phase2 data in bronchiectasis Phase 2 trial top-line data in severe AATD in 4Q 2019 BCT-197 (acumapimod) Acute Exacerbations of COPD Positive Phase 2 data Enter into strategic relationship for further clinical development BGS-649 (leflutrozole) Hypogonadotropic Hypogonadism in Obese Men Positive Phase 2b data Phase 2b extension study data 4Q 2018 Overview of Mereo – Current Product Pipeline Top-line data from open label arm of Phase 2b trial in adults in 1H 2019 and commence pediatric Phase 3 study in Europe and Canada in 2019

2018 2019 2020 2021 BPS-804 MPH-966 BGS-649 BCT-197 Additional Products Overview of Mereo – Upcoming key milestones Pediatric Pivotal 12 month fracture Phase II Option : Commercial partnering Commercial partnering New product opportunities Adult HRPqCT data 6 m 12 m Extension Phase II POC Study Phase 3 planning

CORPORATE AND COMMERCIAL STRATEGY

The core strategy of the combined business will remain focused on orphan diseases

Key in House Expertise

- Development
- Regulatory Focus on priority pathways
- CMC
- Medical affairs
- Patient access
- Commercial
- Pricing & reimbursement
- Corporate development

Core Rare Disease Strategy

Bone/ Musculoskeletal
BPS-804
Setrusumab
Potential new products

Endocrine
BGS-649 *
Leflutrozole
Potential new products

Respiratory
MPH-966 | **BCT-197 ***
Alvelestat | Acumapimod
Potential new products

>1000 patients High unmet need

Maximize Value from Legacy Programs

Oncology
NAVI * | **TIGIT**
Navicixizumab | Etigilimab

* Plan to partner for development and commercialization

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Next Steps 40.1cm wide 20 pre-set page layouts for use under “Home” / Layout 21.2cm high Filing with the SEC of a Registration Statement on Form F-4 for Mereo Proxy statement of OncoMed (to be included in Mereo Form F-4) OncoMed shareholder meeting Targeting completion in H1 2019

Mereo BioPharma Group plc One Cavendish Place London, W1G 0QF UK +44 (0)333 0237 300